Exhibit 99.1

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER
FISCAL YEAR 2026 RESULTS

Delivered Record Quarterly Operating Income
Expanded Operating Margins in Specialty Alloys Operations Segment
Exceeded Second Quarter Operating Income Guidance for Specialty Alloys Operations Segment
Demand Accelerating in Aerospace and Defense End-Use Market with Higher Sequential Bookings
Completed Negotiations for Several Aerospace Long-Term Agreements with Significant Value Realization
Increased Operating Income Guidance for Fiscal Year 2026

PHILADELPHIA, January 29, 2026 (GLOBE NEWSWIRE) — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal second quarter ended December 31, 2025. For the quarter, the Company reported operating income of $155.2 million and earnings per diluted share of $2.09. Excluding the special item discussed below, adjusted earnings per diluted share was $2.33 for the current quarter.

Second Quarter Fiscal Year 2026 Highlights
•Delivered $155.2 million of operating income, up 31 percent year-over-year and a record second quarter result
•Realized adjusted earnings per diluted share of $2.33 in the quarter
•Generated $132.2 million of cash from operating activities
•Exceeded expectations in Specialty Alloys Operations (“SAO”) segment with operating income of $174.6 million, up 29 percent year-over-year
•Delivered adjusted operating margin of 33.1 percent in the SAO segment, up from 32.0 percent sequentially and 28.3 percent year-over-year; sixteenth consecutive quarterly margin increase
•Bookings for Commercial Aerospace up 23 percent sequentially
•Completed negotiations on several long-term agreements with aerospace customers, with significant value realization
•Executed $32.1 million in share repurchases against $400.0 million repurchase program

Exhibit 99.1
Outlook
•Increasing operating income guidance for fiscal year 2026 to be in the range of $680 million to $700 million, representing a 30 percent to 33 percent increase over fiscal year 2025
•Increasing adjusted free cash flow outlook to be at least $280 million in fiscal year 2026
•For the third quarter of fiscal year 2026, anticipate between $177 million to $182 million in operating income
•Well-positioned for continued growth beyond fiscal year 2027 with strong market demand outlook for our broad portfolio of specialized solutions, increasing productivity, optimizing product mix and pricing actions

“The second quarter of fiscal year 2026 generated $155.2 million of operating income,” said Tony R. Thene, Chairman and CEO of Carpenter Technology. “The record quarter was an increase of 31.0 percent over the previous second fiscal quarter.”
“The quarterly performance was driven by the SAO segment, which continued to expand adjusted operating margins. Reaching 33.1 percent in the quarter, up from 28.3 percent in the second quarter a year ago, the SAO segment realized $174.6 million in operating income, its best quarter on record.”
“Demand in our Aerospace and Defense end-use market continues to accelerate as customers gain confidence with the ramping build rates. Notably, we saw bookings for Commercial Aerospace increase 23 percent sequentially. Given the strong demand outlook, our customers continue to be focused on securing their supply. To that end, we completed negotiations on three additional long-term agreements with aerospace customers, realizing significant value.”
“Given the strong demand environment and the visibility we have for the second half of the fiscal year, we are raising our guidance to $680 million to $700 million. This range represents a 30 percent to 33 percent increase over our record fiscal year 2025 earnings.”
“In addition, we expect to generate at least $280 million in adjusted free cash flow in fiscal year 2026. With a strong balance sheet and meaningful adjusted free cash flow, we will continue to take a balanced approach to capital allocation: sustaining our current asset base to achieve our targets, investing in high value growth initiatives like the recently announced brownfield capacity expansion, and returning cash to shareholders. To that end, we executed $32.1 million in share repurchases in the quarter against our $400.0 million repurchase program.”

Exhibit 99.1
“Looking over the long term, our broad portfolio of specialized solutions, increasing productivity, optimizing product mix and pricing actions will continue to drive growth well into the future. Together with our investments to accelerate growth, we are positioned to achieve and exceed our goals over the long-term.”
Financial Highlights

	Q2	Q1	Q2
($ in millions, except per share amounts)	FY2026	FY2026	FY2025
Net sales	$728.0	$733.7	$676.9
Net sales excluding surcharge (a)	$589.1	$603.1	$548.0
Operating income	$155.2	$153.3	$118.9
Net income	$105.3	$122.5	$84.1
Earnings per diluted share	$2.09	$2.43	$1.66
Adjusted earnings per diluted share (a)	$2.33	$2.43	$1.66
Net cash provided from operating activities	$132.2	$39.2	$67.9
Adjusted free cash flow (a)	$85.9	$(3.4)	$38.6

(a) Non-GAAP financial measures explained in the attached tables
Net sales for the second quarter of fiscal year 2026 were $728.0 million, compared with $676.9 million in the second quarter of fiscal year 2025, an increase of $51.1 million (or 8 percent). Net sales excluding surcharge were $589.1 million for the current quarter, an increase of $41.1 million (or 8 percent) from the same period a year ago.
Operating income for the second quarter of fiscal year 2026 was $155.2 million compared to operating income of $118.9 million in the prior year period. Earnings per diluted share for the second quarter of fiscal year 2026 was $2.09 compared to earnings of $1.66 per diluted share in the prior year second quarter. Excluding the special item, adjusted earnings per diluted share in the second quarter of fiscal year 2026 was $2.33.
Cash provided from operating activities in the second quarter of fiscal year 2026 was $132.2 million, compared to $67.9 million in the same quarter last year. Adjusted free cash flow in the second quarter of fiscal year 2026 was $85.9 million, compared to $38.6 million in the same quarter last year. The increase in operating cash flow in the second quarter of fiscal year 2026 reflects higher earnings and improvements in working capital. The improvement in adjusted free cash flow reflects higher operating cash flow partially offset by increased capital expenditures compared to the prior year period, namely from the brownfield expansion. Capital expenditures were $46.3 million in the second quarter of fiscal year 2026 compared to $29.3 million in the same quarter last year.

Exhibit 99.1
Under the Company's authorized share repurchase program of up to $400.0 million, the Company purchased 100,000 shares of its common stock on the open market for an aggregate of $32.1 million during the quarter ended December 31, 2025. As of December 31, 2025, $216.9 million remains available for future purchases.
Total liquidity, including cash and available revolver balance, was $730.8 million at the end of the second quarter of fiscal year 2026. This consisted of $231.9 million of cash and $498.9 million of available borrowings under the Company’s Credit Facility.
Special Item
During the quarter ended December 31, 2025, the Company recorded debt extinguishment losses of $15.6 million, or $12.0 million net of tax, related to the redemption, in full, of its senior unsecured notes due July 2028 and March 2030, respectively, including any interest and premiums due thereon.
Conference Call and Webcast Presentation
Carpenter Technology will host a conference call and webcast presentation today, January 29, 2026, at 10:00 a.m. ET, to discuss the financial results of operations for the second quarter of fiscal year 2026. Please dial +1 (646) 307-1963 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (https://www.carpentertechnology.com), and a replay will soon be made available at https://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at https://www.carpentertechnology.com.
Non-GAAP Financial Measures
This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

Exhibit 99.1
About Carpenter Technology
Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, energy, transportation, and industrial and consumer markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys including nickel, cobalt, and titanium and material process capabilities that solve our customers' current and future material challenges. More information about Carpenter Technology can be found at https://www.carpentertechnology.com.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology's filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2025, Form 10-Q for the fiscal quarter ended September 30, 2025, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, energy, transportation, industrial and consumer, or other influences on Carpenter Technology's business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions, including tariffs; (7) the valuation of the assets and liabilities in Carpenter Technology's pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology's manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the ability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine, the war between Israel and HAMAS, the war between Israel and Hezbollah, Houthi attacks on commercial shipping vessels and other naval vessels as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (21) challenges affecting the commercial aviation industry or key participants including, but not limited to production and other challenges at The Boeing Company; and (22) the consequences of the announcement, maintenance or use of Carpenter Technology’s share repurchase program. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

Exhibit 99.1
PRELIMINARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
NET SALES	$728.0	$676.9	$1,461.7	$1,394.5
Cost of sales	509.7	499.4	1,027.0	1,040.7
Gross profit	218.3	177.5	434.7	353.8

Selling, general and administrative expenses	63.1	58.6	126.1	117.7
Restructuring and asset impairment charges	—	—	—	3.6
Operating income	155.2	118.9	308.6	232.5

Interest expense, net	10.2	12.2	21.7	24.6
Debt extinguishment losses	15.6	—	15.6	—
Other (income) expense, net	(0.6)	1.6	(3.5)	1.6

Income before income taxes	130.0	105.1	274.8	206.3
Income tax expense	24.7	21.0	47.0	37.4

NET INCOME	$105.3	$84.1	$227.8	$168.9

EARNINGS PER COMMON SHARE:
Basic	$2.10	$1.68	$4.55	$3.37
Diluted	$2.09	$1.66	$4.52	$3.33

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50.1	50.2	50.1	50.2
Diluted	50.3	50.7	50.4	50.7

Cash dividends per common share	$0.20	$0.20	$0.40	$0.40

Exhibit 99.1
PRELIMINARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six Months Ended
	December 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$227.8	$168.9
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	72.1	68.1
Noncash restructuring and asset impairment charges	—	2.5
Debt extinguishment losses	15.6	—
Deferred income taxes	8.7	(8.4)
Net pension expense	7.2	12.4
Share-based compensation expense	11.6	9.8
Net loss on disposals of property, plant and equipment	0.4	0.5
Changes in working capital and other:
Accounts receivable	(26.0)	(6.1)
Inventories	(27.9)	(80.7)
Other current assets	(15.6)	(6.8)
Accounts payable	(13.5)	3.6
Accrued liabilities	(73.2)	(36.9)
Pension plan contributions	(11.5)	(15.1)
Other postretirement plan contributions	(1.7)	(1.8)
Other, net	(2.6)	(1.9)
Net cash provided from operating activities	171.4	108.1
INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(88.9)	(56.2)
Net cash used for investing activities	(88.9)	(56.2)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt, net of offering costs	692.1	—
Payments on long-term debt	(700.0)	—
Payments for debt extinguishment costs	(11.4)	—
Payments for debt issue costs	(4.1)	—
Dividends paid	(20.1)	(20.2)
Purchases of treasury stock	(81.2)	(40.3)
Proceeds from stock options exercised	13.2	3.9
Withholding tax payments on share-based compensation awards	(55.2)	(32.0)
Net cash used for financing activities	(166.7)	(88.6)
Effect of exchange rate changes on cash and cash equivalents	0.6	(0.3)
DECREASE IN CASH AND CASH EQUIVALENTS	(83.6)	(37.0)
Cash and cash equivalents at beginning of year	315.5	199.1
Cash and cash equivalents at end of period	$231.9	$162.1

Exhibit 99.1
PRELIMINARY
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 31,	June 30,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$231.9	$315.5
Accounts receivable, net	603.5	575.5
Inventories	822.3	793.8
Other current assets	98.3	79.9
Total current assets	1,756.0	1,764.7
Property, plant, equipment and software, net	1,394.6	1,359.4
Goodwill	227.3	227.3
Other intangibles, net	6.7	9.5
Deferred income taxes	8.0	7.8
Other assets	111.7	118.1
Total assets	$3,504.3	$3,486.8

LIABILITIES
Current liabilities:
Accounts payable	$270.1	$267.4
Accrued liabilities	142.7	216.3
Total current liabilities	412.8	483.7
Long-term debt	690.1	695.4
Accrued pension liabilities	138.7	146.9
Accrued postretirement benefits	11.7	12.5
Deferred income taxes	172.2	162.8
Other liabilities	93.4	98.5
Total liabilities	1,518.9	1,599.8

STOCKHOLDERS' EQUITY
Common stock	286.6	286.2
Capital in excess of par value	342.6	354.3
Reinvested earnings	1,917.9	1,710.2
Common stock in treasury, at cost	(495.9)	(395.8)
Accumulated other comprehensive loss	(65.8)	(67.9)
Total stockholders' equity	1,985.4	1,887.0
Total liabilities and stockholders' equity	$3,504.3	$3,486.8

Exhibit 99.1
PRELIMINARY
SEGMENT FINANCIAL DATA
(in millions, except pounds sold)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Pounds sold ('000):
Specialty Alloys Operations	46,836	44,714	91,586	94,814
Performance Engineered Products	2,218	2,208	4,502	4,840
Intersegment	(656)	(752)	(1,266)	(1,916)
Consolidated pounds sold	48,398	46,170	94,822	97,738

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$527.3	$479.6	$1,061.2	$990.5
Surcharge	134.3	121.9	260.0	256.1
Specialty Alloys Operations net sales	661.6	601.5	1,321.2	1,246.6

Performance Engineered Products
Net sales excluding surcharge	77.2	86.2	164.4	178.5
Surcharge	6.0	8.8	12.3	17.3
Performance Engineered Products net sales	83.2	95.0	176.7	195.8

Intersegment
Net sales excluding surcharge	(15.4)	(17.8)	(33.4)	(43.6)
Surcharge	(1.4)	(1.8)	(2.8)	(4.3)
Intersegment net sales	(16.8)	(19.6)	(36.2)	(47.9)

Consolidated net sales	$728.0	$676.9	$1,461.7	$1,394.5

Operating income (loss):
Specialty Alloys Operations	$174.6	$135.6	$345.2	$270.2
Performance Engineered Products	6.9	7.0	16.3	14.3
Corporate	(26.2)	(23.6)	(52.8)	(51.6)
Intersegment	(0.1)	(0.1)	(0.1)	(0.4)
Consolidated operating income	$155.2	$118.9	$308.6	$232.5

Exhibit 99.1
The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter's major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is included in other (income) expense, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs.

Exhibit 99.1
PRELIMINARY
NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(Unaudited)

ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEM	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net sales	$728.0	$676.9	$1,461.7	$1,394.5
Less: surcharge revenue	138.9	128.9	269.5	269.1
Net sales excluding surcharge revenue	$589.1	$548.0	$1,192.2	$1,125.4

Operating income	$155.2	$118.9	$308.6	$232.5

Special item:
Restructuring and asset impairment charges	—	—	—	3.6
Adjusted operating income	$155.2	$118.9	$308.6	$236.1

Operating margin	21.3%	17.6%	21.1%	16.7%

Adjusted operating margin excluding surcharge revenue and special item	26.3%	21.7%	25.9%	21.0%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Specialty Alloys Operations
Net sales	$661.6	$601.5	$1,321.2	$1,246.6
Less: surcharge revenue	134.3	121.9	260.0	256.1
Net sales excluding surcharge revenue	$527.3	$479.6	$1,061.2	$990.5

Operating income	$174.6	$135.6	$345.2	$270.2

Operating margin	26.4%	22.5%	26.1%	21.7%

Adjusted operating margin excluding surcharge revenue	33.1%	28.3%	32.5%	27.3%

Exhibit 99.1

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Performance Engineered Products
Net sales	$83.2	$95.0	$176.7	$195.8
Less: surcharge revenue	6.0	8.8	12.3	17.3
Net sales excluding surcharge revenue	$77.2	$86.2	$164.4	$178.5

Operating income	$6.9	$7.0	$16.3	$14.3

Operating margin	8.3%	7.4%	9.2%	7.3%

Adjusted operating margin excluding surcharge revenue	8.9%	8.1%	9.9%	8.0%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

Exhibit 99.1

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended December 31, 2025, as reported	$130.0	$(24.7)	$105.3	$2.09
Special item:
Debt extinguishment losses	15.6	(3.6)	12.0	0.24

Three Months Ended December 31, 2025, as adjusted	$145.6	$(28.3)	$117.3	$2.33

* Impact per diluted share calculated using weighted average common shares outstanding of 50.3 million for the three months ended December 31, 2025.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended December 31, 2024, as reported	$105.1	$(21.0)	$84.1	$1.66
Special item:
None reported	—	—	—	—

Three Months Ended December 31, 2024, as adjusted	$105.1	$(21.0)	$84.1	$1.66

* Impact per diluted share calculated using weighted average common shares outstanding of 50.7 million for the three months ended December 31, 2024.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Six Months Ended December 31, 2025, as reported	$274.8	$(47.0)	$227.8	$4.52
Special item:
Debt extinguishment losses	15.6	(3.6)	12.0	0.24

Six Months Ended December 31, 2025, as adjusted	$290.4	$(50.6)	$239.8	$4.76

* Impact per diluted share calculated using weighted average common shares outstanding of 50.4 million for the six months ended December 31, 2025.

Exhibit 99.1

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Six Months Ended December 31, 2024, as reported	$206.3	$(37.4)	$168.9	$3.33
Special item:
Restructuring and asset impairment charges	3.6	(0.9)	2.7	0.06

Six Months Ended December 31, 2024, as adjusted	$209.9	$(38.3)	$171.6	$3.39

* Impact per diluted share calculated using weighted average common shares outstanding of 50.7 million for the six months ended December 31, 2024.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
ADJUSTED FREE CASH FLOW	2025	2024	2025	2024
Net cash provided from operating activities	$132.2	$67.9	$171.4	$108.1
Purchases of property, plant, equipment and software	(46.3)	(29.3)	(88.9)	(56.2)
Adjusted free cash flow	$85.9	$38.6	$82.5	$51.9

Management believes that the presentation of adjusted free cash flow provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management's current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Additionally, we will discretionarily use excess cash for a share repurchase program up to $400.0 million of our outstanding common stock. Adjusted free cash flow is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, cash flows calculated in accordance with U.S. GAAP.

Exhibit 99.1
PRELIMINARY
SUPPLEMENTAL SCHEDULE
(in millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
NET SALES BY END-USE MARKET	2025	2024	2025	2024
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$385.0	$333.8	$773.3	$683.7
Medical	57.0	73.4	118.5	146.8
Energy	38.4	32.2	81.0	71.6
Transportation	17.3	21.4	35.2	42.5
Industrial and Consumer	74.4	67.4	149.4	139.8
Distribution	17.0	19.8	34.8	41.0
Total net sales excluding surcharge revenue	589.1	548.0	1,192.2	1,125.4
Surcharge revenue	138.9	128.9	269.5	269.1
Total net sales	$728.0	$676.9	$1,461.7	$1,394.5

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com